November 10, 2009

VIA EDGAR

United States Securities and Exchange Commission

Re:	Great Basin Gold Ltd. (the "Registrant")
Registration Statements on Form F-10
Consent of Expert

This letter is provided in connection with the Registrant’s Form F-10 registration statement dated November 10, 2009, and any amendments thereto, and any registration statements filed pursuant to Rule 429 of the United States Securities Act of 1933, as amended (the "Registration Statement").

I hereby consent to the use of my name with reference to my involvement in the preparation of the following technical reports (the "Technical Reports"):

  Technical Report entitled “Update on the September 2009 Mineral Resource Estimate for the Burnstone Gold Project”, dated October 21,2009; and

  Revised Technical Report entitled “June 2009 Update of the Mineral Resource Estimate for Hollister Gold Mine”, dated October 30, 2009;

and to references to the Technical Reports, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Reports in the Registration Statement.

Yours truly,

/s/ Philip N. Bentley

PHILIP N. BENTLEY, PR. SCI. NAT.